Exhibit 3.2

SECOND AMENDED AND RESTATED
BYLAWS
OF
TETRA TECHNOLOGIES, INC.
(Effective as of May 24, 2023)

Article I

OFFICES
Section 1.
Registered Office. The registered office of TETRA Technologies, Inc. (the “Corporation”) shall be in the City of Dover, County of Kent, State of Delaware.
Section 2.
Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.
Article II

MEETINGS OF STOCKHOLDERS
Section 1.
Place of Meeting. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication or held both at a designated physical place and by means of remote communication.
Section 2.
Annual Meetings of Stockholders. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors, for the purpose of electing the Directors of the Corporation, and transacting such other business as may be properly brought before the meeting.
Section 3.
Special Meetings of Stockholders.
(a)
Special meetings of the stockholders for any purpose may be called only by (i) the Board of Directors or (ii) the Secretary of the Corporation following his or her receipt at the principal executive offices of the Corporation of one or more written demands to call a special meeting of stockholders submitted by the holder or holders of record of at least twenty-five percent (25%) of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors; provided, however, that each such holder or holders must have continuously owned all such shares of capital stock throughout the one-year period preceding, and including, the date of submission of such written demand; provided, further, that such stockholder demand or demands shall have been submitted in accordance with and in the form required by these Bylaws.

(b)
The business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by the Board of Directors at the request of a majority of the members of the Board of Directors or by the Secretary of the Corporation pursuant to the stockholder demand or demands submitted in accordance with and in the form required by these Bylaws. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the Secretary of the Corporation shall cause notice to be given in accordance with the provisions of Section 4 of Article II.
Section 4.
Notice of Meeting of Stockholders. Written notice of the place, if any, date and time of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which such meeting is to be held, to each stockholder entitled to vote at such meeting. Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.
Section 5.
Procedures for Proposing Business at Meetings. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record at the time of giving of notice provided for in this Section 5 and at the time of the meeting, (B) is entitled to vote at such meeting and (C) complies with the procedures set forth in this Section 5. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice of business to be brought before an annual meeting must be received at the principal executive offices of the Corporation by the Secretary of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the preceding year’s annual meeting, notice by the stockholders to be timely must be received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (x) the 90th day prior to the annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. A stockholder’s notice of business to be brought before a special meeting must be received not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, rescheduling or postponement of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of this Section 5 and Section 3 of Article III, the term “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a reasonably detailed description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the Certificate of Incorporation of the Corporation (as amended or restated from time to time, the “Certificate of Incorporation”) or any policy of the Corporation, the language of the proposed amendment) and a reasonably detailed description of the reasons for conducting such business at the meeting, (2) a reasonably detailed description of any interest, direct or indirect, monetary or non-monetary, of the stockholder in the proposed business, including any anticipated benefit therefrom to be received by each stockholder and (3) any other information relating to the proposed business that is required to be disclosed under applicable law.

Each such notice shall set forth as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the notice is sent the information required by Article III, Section 3 of these Bylaws for each such stockholder and each such beneficial owner, if any.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 5.

The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with this Section 5, and if the chair of the meeting should so determine, the chair of the meeting shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 5, the stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in these Bylaws shall be deemed to affect any rights of a stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 6.
Stock List.
(a)
The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 6 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is furnished with the notice of the meeting or (2) during ordinary business hours, at the principal place of business of the Corporation.
(b)
If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to insure that such information is available only to stockholders.
Section 7.
Quorum. The holders of a majority of the stock issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws. Where a separate vote by class or series or classes or series is required, a majority of the issued and outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment or postponement, provided that any action taken (other than adjournment or postponement) is approved by at least a majority of the shares required to constitute a quorum. The chair of such meeting shall have the exclusive power to adjourn or postpone the meeting from time to time, without notice other than announcement at the meeting.
Section 8.
Notice of Adjourned Meeting. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned or postponed from time to time by the Board of Directors or the chair of the meeting. When a meeting is adjourned or postponed to another time or place, notice need not be given of the adjourned or postponed meeting, except as otherwise required by this Section 8, if the time and place, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (1) announced at the meeting at which the adjournment or postponement is taken, (2) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (3) set forth in the notice of meeting given in accordance with Section 4 of this Article II. At such adjourned or postponed meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment or postponement is for more than thirty (30) days, or if after the adjournment or postponement a new record date is fixed for the adjourned meeting, a notice of the adjourned or postponed meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 9.
Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the capital stock that has voting power and that is held by the stockholder. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power on the question, present in person or represented by proxy, shall decide any question brought before such meeting, unless the proposed action is one upon which, by express provisions of statutes or the Certificate of Incorporation, a different vote is specified and required, in which case such express provisions shall govern and control with respect to that vote on that matter. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors at each meeting of the stockholders at which a quorum is present.
Section 10.
Proxies.
(a)
Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for the stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, which may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing an electronic transmission (as defined in Article VII of these Bylaws) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such electronic transmission, provided that any electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that the electronic transmission is valid, the inspectors of election for the meeting or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
(b)
Any copy or other reliable reproduction of the writing or electronic transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.
Section 11.
Conduct of Meetings.
(a)
The Board of Directors may adopt rules and regulations for the conduct of any meeting of the stockholders as it shall deem necessary, appropriate or convenient. Except to the extent inconsistent with any such rules and regulations adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe rules and regulations and procedures and do all acts, as, in the judgment of that chair of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement; (5) limitations on the time allotted to questions or comments by participants; (6) convening the meeting and recessing the meeting (whether or not a quorum is present); (7) determining and announcing the date and time of the opening and the closing of the polls for each matter upon which stockholders will vote; (8) establishing rules and procedures with respect to the recess and adjournment of the meeting; and (9) restrictions on the use of any audio or video recording devices at the meeting (including cellular phones). Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(b)
The chair of the meeting shall have the power to recess any meeting of stockholders at any time and for any reason, or without reason, without notice other than announcement at the meeting. In addition to making any other determinations that may be appropriate to the conduct of a meeting of stockholders, the chair of the meeting shall, if the facts warrant, determine that a matter of business was not properly brought before the meeting and if the chair of the meeting should so determine, the chair of the meeting shall so declare to the meeting and any such matter or business determined not to be brought before the meeting of stockholders shall not be transacted or considered.
Section 12.
Inspectors of Elections. The Board of Directors may, but need not, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting may, but need not, appoint one or more inspectors to act at the meeting. The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at the meeting and the validity of proxies and ballots; (3) determine the existence of a quorum; (4) receive all votes, ballots or consents; (5) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; (6) count and tabulate all votes, ballots or consents; (7) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots; and (8) do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
Section 13.
Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (2) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings and (3) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 14.
Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.
Section 15.
Chair of the Meeting. At each meeting of stockholders, a person designated by the Board of Directors shall preside and serve as the chair of the meeting, and the Secretary shall keep records, and in the absence of the Secretary, his or her duty shall be performed by some person appointed at the meeting.
Article III

DIRECTORS
Section 1.
Number and Qualification of Directors. The number of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than 3 nor more than 15 persons. The Directors shall be elected at the annual meeting of the stockholders in accordance with the provisions of Section 2 of this Article III, except as provided in Section 4 and Section 5 of this Article III. Directors need not be stockholders.
Section 2.
Election and Term of Office. Subject to the provisions of this Section 2, the Directors, other than those who may be elected by the holders of any class or series of stock having preferences over the Common Stock as to dividends or upon liquidation, shall be elected to hold office for terms lasting until the next annual meeting of stockholders following their election, and until their successors are elected and qualified, subject to their earlier death, resignation or removal from the Board of Directors. The election of Directors shall be by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors at each meeting of the stockholders at which a quorum is present.
Section 3.
Procedures for Nominating Directors.
(a)
Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 3 shall be eligible for election as Directors of the Corporation. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by (1) the Board of Directors or a committee appointed by the Board of Directors or (2) any stockholder who (A) is a stockholder of record at the time of giving of notice provided for in this Section 3 and at the time of the meeting, (B) is entitled to vote in the election of Directors at such meeting and (C) complies with the procedures set forth in this Section 3. Any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations is timely received at the principal executive offices of the Corporation by the Secretary of the Corporation. To be timely, such stockholder's notice of nomination or nominations at an annual meeting must be received not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the preceding year’s annual meeting, notice by the stockholders to be timely must be received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (x) the 90th day prior to the annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder’s notice of nomination or nominations at a special meeting must be received not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.
(b)
Each such notice shall set forth as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the notice is sent: (1) the name and address of such person; (2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of stock of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a representation as to whether or not the stockholder (and each beneficial owner, if any) intends to solicit proxies in support of Director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and if so, set forth the names of the participants of the solicitation; (4) a description of all arrangements or understandings between the stockholder (and each beneficial owner, if any) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder (and each beneficial owner, if any); (5) a list of all of the derivative securities (as defined under Rule 16a‑1 under the Exchange Act) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the Corporation, in each case, directly or indirectly held of record or beneficially owned by the stockholder (and each beneficial owner, if any) and each other direct or indirect opportunity of the stockholder (and each beneficial owner, if any) to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (x) such interest conveys any voting rights in such security to the stockholder (and each beneficial owner, if any), (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such person may have entered into other transactions that hedge the economic effect of such interest; (6) the name of each person with whom the stockholder (and each beneficial owner, if any) has any agreement, arrangement or understanding (whether written or oral) (w) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Corporation) or disposing of any shares of capital stock of the Corporation, (x) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (y) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such stockholder with respect to any shares of the capital stock of the Corporation or any business proposed by the stockholder (and each beneficial owner, if any) or (z) otherwise in connection with any business proposed by a stockholder and a description of each such agreement, arrangement or understanding; and (7) any other information regarding the stockholder (and each beneficial owner, if any) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election, whether or not there is a contested election, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including but not limited to Regulation 14A.
(c)
As to each person to be nominated: (1) such other information regarding each nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election, whether or not there is a contested election, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including but not limited to Regulation 14A; (2) any other information relating to the proposed nomination that is required to be disclosed under applicable law; (3) such person’s written consent to being named in a proxy statement as a nominee; (4) the written consent of each nominee to serve as a Director of the Corporation for a full term if so elected; (5) a written representation and agreement executed by the nominee that the nominee has read and agrees, if elected, to comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other policies and guidelines of the Corporation applicable to Directors; (6) a written representation and agreement that such person (x) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law and (y) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein; and (7) a written questionnaire (in the form provided by the Secretary upon written request of the stockholder giving such notice by registered mail at least ten (10) days prior to the submission of such stockholder’s notice) with respect to the background and qualification of each such person whom such stockholder proposes to nominate for election or re-election as a Director and the background of any other person or entity on whose behalf the nomination is being made.
(d)
Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act, with respect to the matters set forth in this Section 3.
(e)
If the chair of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of these Bylaws, such nomination shall be disregarded.

(f)
The nominee for election or re-election as a Director of the Corporation shall also provide to the Corporation such additional information as the Corporation may reasonably request. The Corporation may request such additional information (that may be in the form of an interview with a nominee at the request of the Board of Directors) necessary to determine the character, fitness and eligibility of such person to serve as a Director of the Corporation, including information (1) relevant to a determination of whether such person can be considered an independent Director or audit committee financial expert under applicable law, securities exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (2) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. The nominee will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and have not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(g)
Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, (1) no stockholder shall solicit proxies in support of Director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including, without limitation, the provision to the Corporation of notices required thereunder in a timely manner and (2) if any stockholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a‑19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including, without limitation, the provision to the Corporation of notices required thereunder in a timely manner, then (x) such stockholder must promptly notify the Corporation of such non-compliance and (y) the Corporation shall disregard any proxies or votes solicited for the stockholder’s candidates. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(h)
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 4.
Vacancies and Newly Created Directorships. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created Directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such Director’s successor shall have been elected and qualified, subject to their earlier death, resignation or removal from the Board of

Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.
Section 5.
Resignation and Removal.
(a)
Any Director may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified in the notice of resignation or, if no time is specified, immediately upon receipt of the notice. Unless otherwise specified in the notice of resignation, acceptance of the resignation shall not be necessary to make it effective.
(b)
Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, Directors may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class, at any annual meeting of the stockholders of the Corporation or any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting.

For the purpose of this Section 5, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this Section 5, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

Section 6.
Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Section 7.
Place of Directors’ Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware, including by means of remote communication. Meetings of the Board of Directors may be held at such time and place as shall be specified in a notice given in the manner hereinafter provided, or as shall be specified in a written waiver signed by all of the Directors.
Section 8.
Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 9.
Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, or the President on twenty-four (24) hours’ notice to each Director, either personally, by telephone, express delivery service, electronic transmission, or by mail. Notice of any such meeting need not be given to any party entitled to notice who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, at or prior to such meeting’s commencement, the lack of notice to him or her.

Section 10.
Quorum and Vote at Meetings. Except as provided in these Bylaws to the contrary, at all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business and the vote of a majority of the Directors entitled to vote and present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Certificate of Incorporation shall require a vote of a greater number. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 11.
Participation in Meeting by Conference Telephone or Other Communications Equipment. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by a Director pursuant to this Section 11 shall constitute presence in person at the meeting.
Section 12.
Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.
Section 13.
Organization. At all meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. At all meetings of the Board of Directors, the Chairman of the Board of Directors shall preside, and in his or her absence the Chief Executive Officer (should he or she be a Director), or in his or her absence, a person chosen by the Board of Directors from among the Directors present, shall act as chair of the meeting. The Secretary of the Corporation shall act as secretary of the meeting of the Board of Directors, but in the absence of the Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting.
Section 14.
Board Committees.
(a)
The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one (1) or more of the Directors of the Corporation. The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and any alternate member in his or her place, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(b)
Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except pursuant to a resolution relating to the issuance of capital stock pursuant to Section 151 of Title 8 of the Delaware General Corporation Law); adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; recommending to the stockholders the dissolution of the Corporation or a revocation of a dissolution; or amending these Bylaws and, unless the resolution or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such members as may be determined from time to time by resolution adopted by the Board of Directors.
(c)
Board committees shall have the names as determined by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the Board of Director’s resolution appointing the committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver), quorum, and voting requirements of the Board of Directors shall apply to such committees and their members. Unless otherwise provided in the resolution of the Board of Directors designating the committee, a committee of the Board of Directors may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
Section 15.
Chairman of the Board of Directors. The Board of Directors may elect a Chairman of the Board of Directors. The Chairman of the Board of Directors shall, if present, preside at all meetings of the Board of Directors, and shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws. At the time of election, the Board of Directors shall determine whether the Chairman of the Board of Directors shall serve in an executive or non‑executive capacity.
Section 16.
Compensation. The Board of Directors shall have authority to fix the amount of compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as a Director. No payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation. Members of special or standing committees of the Board of Directors may be allowed compensation for serving on the committees, for attending committee meetings, and may be paid their expenses associated with their service on each such committee. The Board of Directors shall also have the power and discretion to compensate Directors for rendering services to the Corporation not ordinarily rendered by Directors.

Article IV

NOTICES
Section 1.
Notices. Whenever, under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to (1) any Director, it shall be construed to mean, in addition to any other provisions contained in these Bylaws, oral notice given telephonically or written or printed notice given either personally or by mail, wire, telephone or electronic transmission, or (2) any stockholder, it shall be construed to mean, in addition to other provisions contained in these Bylaws, written or printed notice either given personally or by mail, wire or electronic transmission in the manner and to the extent provided by Section 232 of the Delaware General Corporation Law, in each case, addressed to such Director or stockholder, at his or her address as it appears on the records of the Corporation, with postage or other charges thereon paid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or the appropriate office for transmission by wire, or in the case of electronic transmission, at the time specified by Section 232 of the Delaware General Corporation Law.
Section 2.
Waivers. Whenever notice is required to be given pursuant to a statutory provision, the Certificate of Incorporation or these Bylaws, a written waiver of that notice, signed by the person entitled to that notice, or a waiver by electronic transmission by the person entitled to that notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of that meeting, to the transaction of any business because that meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of stockholders, Board of Directors or committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission.
Article V

OFFICERS
Section 1.
Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also elect one or more additional Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. Vice Presidents may be given distinctive designations such as Executive Vice President or Senior Vice President.
Section 2.
Election of Officers. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer and may designate a Chairman of the Board of Directors.
Section 3.
Subordinate Officers. The Board of Directors may appoint, and may empower the Chief Executive Officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws or as shall be determined from time to time by the Board of Directors.
Section 4.
Compensation. The salaries and other compensation of all officers and agents of the Corporation elected by the Board of Directors shall be fixed by or in the manner designated by the Board of Directors or a committee of the Board of Directors.
Section 5.
Removal and Resignation of Officers. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors. Except in the case of an officer elected or appointed by the Board of Directors, an officer may be removed by any officer upon whom such power of removal may be conferred by the Board of Directors. Any removal of an officer is without prejudice to the rights, if any, of either the officer or the Corporation under any contract to which the officer is a party.

Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect on receipt of such notice or at any later date specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of either the officer or the Corporation under any contract to which the officer is a party.

Any vacancy in any office because of death, resignation, removal, disqualification or any cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6.
Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of stockholders and (should he or she be a Director) of the Board of Directors. He or she shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 7.
President. The President shall be the chief operating officer of the Corporation and as such shall be responsible for the day-to-day operations of the Corporation and shall have the authority to execute all documents and instruments necessary to carry out such operations. Unless the Board of Directors otherwise determines, he or she shall, in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, preside at all meetings of the stockholders and (should he or she be a Director) of the Board of Directors. He or she shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 8.
Vice Presidents. If there is more than one Vice President, the Board of Directors may designate one or more of them as Executive Vice President or Senior Vice President among the Vice Presidents and may also grant to such officers and other Vice Presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence of the President or in the event of his or her inability or refusal to act, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the President, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws or the President.
Section 9.
Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form. The Secretary, or his or her delegates, shall perform like duties for committees of the Board of Directors, when required; provided, however, that the Secretary shall not be required to be present at any sessions of non-management or independent Directors contemplated by any stock exchange listing standards to which the Corporation is subject. Except as may be otherwise provided in these Bylaws, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.
Section 10.
Assistant Secretary. The Assistant Secretary (or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or, if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 11.
Chief Financial Officer. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the Corporation. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. He or she shall, subject to the order of the Board of Directors, have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, paper, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
Section 12.
Treasurer. The Treasurer, if there shall be a separate office of the Treasurer, shall perform such duties and have such powers, as are commonly incident to such office and shall perform such duties as from time to time may be prescribed for him or her by the Board of Directors, the Chief Executive Officer or the President. The Board of Directors, Chief Executive Officer or the President may direct the Treasurer to assume and perform the duties of the Chief Financial Officer in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act.
Section 13.
Assistant Treasurer. The Assistant Treasurer (or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or, if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 14.
Delegation of Authority. The Board of Directors may delegate the power or duties of any officer to any other officer or officers or agent or agents notwithstanding any provision of these Bylaws.
Section 15.
Action with Respect to Securities of Other Companies. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meeting of security holders of corporations, limited liability companies, business trusts, partnerships and other entities in which the Corporation may hold securities and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities. The Board of Directors by resolution may confer like powers upon any other person or persons.
Article VI

CERTIFICATES OF STOCK
Section 1.
Stock Certificates; Uncertificated Shares. The shares of capital stock of the Corporation shall be represented by certificates; however, the Board of Directors may provide by resolution that some, all, or any classes or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form), signed by, or in the name of the Corporation by, the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 2.
Signature on Certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 3.
Lost Certificates. The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Corporation may require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 4.
Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by a proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Uncertificated shares shall be transferred in the share register of the Corporation upon the written instruction originated by the appropriate person to transfer the shares.
Section 5.
Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 6.
Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote at such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Article VII

GENERAL PROVISIONS
Section 1.
Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 2.
Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
Section 3.
Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.
Section 4.
Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 5.
Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by the Board of Directors.
Section 6.
Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise placed thereon.
Section 7.
Electronic Transmissions. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.
Section 8.
Interested Directors and Officers.
(a)
No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because any such Director’s or officer’s votes are counted for such purpose, if:
(1)
The material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or
(2)
The material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract for transaction is specifically approved in good faith by vote of the stockholders; or
(3)
The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholder.
(b)
Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 9.
Exclusive Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, other employee or agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action against the Corporation or any Director, officer, other employee or agent of the Corporation asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the certificate of incorporation of the Corporation or these Bylaws (as may be amended from time to time), shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein), in each case subject to such Court of Chancery (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein) having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.
Article VIII

AMENDMENTS
Section 1.
Amendments. Except where applicable law requires a higher threshold, these Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders at any annual meeting of the stockholders, or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting, by the affirmative vote of the holders of a majority of the stock having voting power on such question, present in person or represented by proxy. The Board of Directors is expressly authorized and empowered to adopt, amend, alter, change, rescind and repeal these Bylaws in whole or in part. These Bylaws may also be amended in accordance with any other provision of these Bylaws.
Article IX

INDEMNIFICATION AND INSURANCE
Section 1.
Indemnification. Each Director or officer of the Corporation and any person serving at its request as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of or in connection with their services to the Corporation or to another corporation, partnership, joint venture, trust or other enterprise at the Corporation’s request. Persons who are not Directors or officers of the Corporation, or who are not serving as Directors or officers of another corporation, partnership, joint venture, trust or other enterprise at the Corporation’s request, may be similarly indemnified in respect of such services to the extent authorized at any time by the Board of Directors. The provisions of this Article IX shall be applicable to all such actions, suits or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification herein provided for shall not be exclusive of any other right to which any Director or officer or other person may now or hereafter be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, shall continue as to a person who has ceased to be such Director or officer and shall inure to the benefit of the heirs, executors and administrators of such Director, officer or other person.

Section 2.
Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX or of Section 145 of the Delaware General Corporation Law.